Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP ANNOUNCES THIRD QUARTER 2012 FINANCIAL RESULTS

October 23, 2012

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported net income of $1.1 million, or $0.04 per diluted share, for the quarter ended September 30, 2012, compared to $15.6 million, or $0.66 per diluted share, for the quarter ended September 30, 2011. For the year to date period ending September 30, 2012, the Company reported net income available to common shareholders of $7.3 million, or $0.30 per diluted share, compared to $17.5 million, or $0.74 per diluted share, for the same period in 2011. Income in the third quarter of 2011 included an after-tax gain of $17.5 million related to an FDIC-assisted acquisition.

Highlights of the results of the third quarter of 2012 include:

•	Legacy loans increased $74.4 million during the third quarter, representing a 21.7% annualized growth rate.

•	The Company completed its tenth FDIC-assisted transaction during the third quarter of 2012.

•	The Company’s net interest margin remained strong, at 4.52% during the third quarter of 2012.

•	Total revenue (excluding gains and non-recurring adjustments) increased to $38.1 million in the third quarter of 2012, compared to $37.8 million in the second quarter of 2012.

•	Non-performing assets declined 35% from December 31, 2011.

•	Legacy classified loans decreased $28.6 million, or 28%, from December 31, 2011.

•	Annualized net charge-offs for the current quarter declined to 1.65% of total loans, compared to 2.23% for the year ended December 31, 2011.

•	“In-migration” of new legacy problem loans amounted to $9.7 million, compared to $9.4 million in the second quarter of 2012 and $12.5 million in the first quarter of 2012.

Operating Results

Net income in the third quarter of 2012 totaled $1.9 million before preferred dividends, a decrease when compared to the same quarter in 2011, resulting from the $26.9 million pre-tax gain on acquisitions recorded in the third quarter of 2011. For the year to date period, the Company’s earnings before preferred dividends were $9.8 million, compared to $20.0 million in the year to date period in 2011.

Net Interest Income and Net Interest Margin

Net interest income during the third quarter of 2012 totaled $28.2 million, an increase of $436,000, or 1.57%, compared to the $27.8 million reported for the third quarter of 2011. During the third quarter of 2012, the Company’s net interest margin increased to 4.52%, compared to 4.44% during the same quarter of 2011. Lower yields on most earning asset classes have been offset by lower funding costs and better allocation of earning assets.

Earning assets totaled $2.44 billion at the end of the third quarter of 2012, compared to $2.48 billion at the end of the third quarter of 2011. Although earning assets declined by 1.7% during the current year, loans and investment securities increased. Loans comprised 81.3% of total earning assets in the current quarter, compared to 79.1% in the same quarter in 2011, while investment securities have grown from 14.2% of total earning assets at September 30, 2011 to 15.1% at September 30, 2012.

Legacy loan yields continued to show little dilution, averaging 5.64% in the current quarter, compared to 5.34% in the same quarter of 2011. Covered loan yields declined from 9.04% in the third quarter of 2011 to 6.19% in the third quarter of 2012. The decline in covered loan yields relates mostly to one-time adjustments made during the third quarter of 2011 associated with certain fair value determinations.

The Company has offset the declines in earning asset yields with corresponding declines in funding costs. Deposit costs, the Company’s largest funding expense, declined from 0.97% in the third quarter of 2011, to 0.46% in the third quarter of 2012. This decline relates to continued shifts in deposit mix, favoring lower cost transaction accounts and non-interest bearing balances, as well as lower market rates in our communities. The Company anticipates a continued downward trend on funding costs, albeit at a slower pace.

Non-Interest Income

Recurring non-interest income (excluding gains on acquisitions) totaled $9.83 million during the third quarter of 2012, compared to $7.08 million during the third quarter of 2011, representing a 38.9% increase. The Company’s mortgage operations contributed significantly to the increase in non-interest income, growing $2.8 million when compared to the same quarter in 2011. Higher volumes, mostly from growth in staffing levels over the past twelve months, led to the increase. During the third quarter, the Company recruited a talented correspondent mortgage team to Ameris Bank and accelerated the process of delivering wholesale mortgage services to banks, credit unions and select mortgage brokers. Mortgage pipelines continued to grow throughout the quarter, with a majority of the business from purchase transactions rather than refinance transactions.

Service charges increased to $5.12 million during the third quarter of 2012, compared to $4.67 million in the third quarter of 2011. This 9.8% increase was driven by higher balances in accounts subject to service charges, as well as continued growth of core accounts through the Company’s FDIC-assisted acquisition strategy.

Non-Interest Expense

Non-interest expenses totaled $28.8 million in the third quarter of 2012, a decline from $29.5 million reported for the third quarter of 2011. The decrease in total operating expenses was primarily the result of declining credit related expenses, which fell to $3.7 million in the current quarter, compared to $9.0 million in the third quarter of 2011. Excluding credit related expenses, non-interest expense totaled $25.1 million in the third quarter of 2012, compared to $20.5 million in the third quarter of 2011.

Trends in operating expenses have been heavily influenced by several factors. First, the Company’s mortgage strategy began in earnest in the second quarter of 2011 and has been growing steadily since that time. As noted above, mortgage revenue has increased substantially during 2012, growing from $903,000 in the third quarter of 2011 to $3.7 million in the current period. Costs associated with this strategy have increased as well. Mortgage related costs, much of which are compensation costs, increased by $1.9 million in the third quarter of 2012 to $2.9 million. Management expects continued growth in revenue from this strategy with moderating growth rates in expenses, as the platform is substantially in place and able to be leveraged.

In addition, the Company’s consistent participation in failed bank transactions has caused faster growth in branches and branch operations than desired and contractual agreements with the FDIC restrict the Company’s ability to consolidate branches acquired in FDIC-assisted transactions for a period of one year from the date of acquisition. Current period numbers include $3.2 million of year to date total expenses ($1.6 million of which is compensation) related to the two transactions completed this year that is not included in prior periods.

During the third quarter of 2012, the Company identified several branches for consolidation beginning in the fourth quarter with estimated annual expense reductions totaling approximately $2.0 million. Additionally, other efficiencies resulting from re-engineered processes or redistribution of work duties were identified that the Company anticipates will result in $2.5 million of savings beginning in the latter part of the fourth quarter of 2012. Further assessment of the Company’s operations and branch infrastructure is underway in an effort to prepare for an extended low rate environment and to deliver higher shareholder returns.

Balance Sheet Trends

At September 30, 2012, the Company reported total assets of $2.95 billion, a slight decrease from the $3.0 billion reported at September 30, 2011. Total loans at September 30, 2012 increased to $1.99 billion, compared to $1.96 billion at September 30, 2011. Legacy loans, including mortgage loans held for sale, have increased 9.3% since December 31, 2011, surpassing management’s estimate of 5% to 8% loan growth for 2012. During the most recent linked quarter, legacy loans increased $74.4 million, or 21.7% on an annualized basis, to $1.44 billion.

Management expects continued growth in loan balances, sufficient to offset declines in covered and non-performing assets. Growth from core operations, as well as certain lines of business, in the coming year is anticipated to be similar to or slightly higher than year to date growth rates seen in 2012.

Total deposits increased $35.4 million during the third quarter of 2012, from $2.54 billion at June 30, 2012 to $2.58 billion at September 30, 2012. The majority of the deposit growth was seen in non-interest bearing deposits, while interest bearing deposits remained stable at $2.12 billion. Non-interest bearing deposits increased to $464.5 million, from $354.4 million at the same time in 2011. Growth in non-interest bearing balances of 31.1% over the last year has resulted from continued acquisition of deposits related to FDIC-assisted acquisitions and the consistent efforts of the Company’s business deposit sales teams.

Shareholders’ equity was $299.2 million at the end of the third quarter of 2012, an increase of $5.4 million when compared to balances at December 31, 2011. At September 30, 2012, the Company’s tangible common equity to tangible assets was 8.27%, compared to 7.99% at December 31, 2011. Tangible book value increased to $10.23 per share at the end of the third quarter of 2012 compared to $10.06 at December 31, 2011.

During the third quarter of 2012, the Company repurchased the warrant providing for the purchase of approximately 700,000 common shares, issued as part of the Company’s participation in the United States Treasury’s Capital Purchase Program in 2008, for $2.67 million. As previously reported, the Company’s preferred stock issued to the Treasury in 2008 was auctioned to private investors for approximately 93.1% of par value in June of this year. The Company continues to evaluate repayment strategies to potentially retire the preferred stock before the dividend rate increases to 9.0% in February 2014. No increase in outstanding shares is needed to retire this preferred stock.

Credit Quality

Non-performing assets at the end of the third quarter of 2012 declined to $75.9 million, compared to $117.5 million at December 31, 2011. Non-performing loans declined to $38.2 million at September 30, 2012, compared to $70.8 million at the end of 2011.

Net charge-offs on loans during the third quarter of 2012 were $6.0 million, or 1.65% annualized as a percentage of legacy loans, compared to $8.6 million during the second quarter of 2012 and $6.8 million during the third quarter of 2011. The Company’s provision for loan losses during the third quarter of 2012 amounted to $6.5 million, a decrease of $1.0 million as compared to the $7.5 million posted in the third quarter of 2011. Approximately $850,000 of the current quarter’s provision for loan losses related to decreases in expected cash flows from recent FDIC-assisted transactions. At September 30, 2012, the Company’s loan loss allowance totaled $25.9 million, or 1.80% of legacy loans, compared to $35.2 million, or 2.64% of legacy loans, at the end of 2011.

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 66 locations in Georgia, Alabama, northern Florida and South Carolina.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2012	2012	2012	2011	2011	2012	2011
EARNINGS
Net Income/(Loss) Available to Common Shareholders	$1,076	$1,678	$4,550	$322	$15,643	$7,304	$17,530
PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.05	$0.07	$0.19	$0.01	$0.67	$0.31	$0.75
Diluted	$0.04	$0.07	$0.19	$0.01	$0.66	$0.30	$0.74
Cash Dividends per share	$—	$—	$—	$—	$—	$—	$—
Stock dividend	—	—	—	—	—	—	—
Book value per share (period end)	$10.41	$10.49	$10.36	$10.23	$10.27	$10.41	$10.27
Tangible book value per share (period end)	$10.23	$10.29	$10.15	$10.06	$10.08	$10.23	$10.08
Weighted average number of shares:
Basic	23,819,144	23,818,814	23,762,196	23,457,739	23,438,335	23,800,121	23,438,763
Diluted	23,973,369	23,973,039	23,916,421	23,611,964	23,559,063	23,954,346	23,530,278
Period-end number of shares	23,819,144	23,819,144	23,814,144	23,751,294	23,742,794	23,819,144	23,742,794
Market data:
High closing price	$12.88	$13.40	$13.32	$10.66	$10.30	$13.40	$11.10
Low closing price	$11.27	$10.88	$10.34	$8.55	$8.47	$10.34	$8.47
Period end closing price	$12.59	$12.60	$13.14	$10.28	$8.71	$12.59	$8.71
Average daily volume	45,543	58,370	59,139	68,654	71,955	54,325	59,275
PERFORMANCE RATIOS
Return on average assets	0.26%	0.34%	0.72%	0.15%	2.14%	0.44%	0.79%
Return on average common equity	3.12%	4.12%	8.89%	1.82%	28.55%	5.38%	10.36%
Earning asset yield (TE)	5.06%	5.33%	5.22%	6.07%	5.55%	5.20%	5.59%
Total cost of funds	0.51%	0.62%	0.69%	0.80%	1.02%	0.60%	1.10%
Net interest margin (TE)	4.52%	4.66%	4.48%	5.21%	4.44%	4.55%	4.40%
Non-interest income excluding securities transactions,as a percent of total revenue (TE) (1)	23.60%	21.10%	12.15%	14.81%	10.26%	18.11%	12.57%
Efficiency ratio	75.68%	70.51%	62.28%	72.76%	47.75%	68.55%	57.65%
CAPITAL ADEQUACY (period end)
Stockholders’ equity to assets	10.14%	10.31%	9.78%	9.81%	9.78%	10.14%	9.78%
Tangible common equity to tangible assets	8.27%	8.41%	7.95%	7.99%	7.96%	8.27%	7.96%
EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.27%	8.41%	7.95%	7.99%	7.96%	8.27%	7.96%
Effect of preferred equity	1.74%	1.75%	1.67%	1.69%	1.68%	1.74%	1.68%
Effect of goodwill and other intangibles	0.14%	0.15%	0.16%	0.13%	0.14%	0.14%	0.14%

Equity to assets (GAAP)	10.14%	10.31%	9.78%	9.81%	9.78%	10.14%	9.78%

OTHER PERIOD-END DATA
FTE Headcount	872	839	827	746	730	872	730
Assets per FTE	$3,382	$3,481	$3,680	$4,014	$4,124	$3,382	$4,124
Branch locations	66	67	67	62	62	66	62
Deposits per branch location	$39,093	$37,980	$39,781	$41,799	$42,401	$39,093	$42,401

(1)	Includes gain from acquisition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2012	2012	2012	2011	2011	2012	2011
INCOME STATEMENT

Interest income
Interest and fees on loans	$29,165	$30,334	$29,482	$35,361	$31,633	$88,981	$93,480
Interest on taxable securities	2,017	2,187	2,309	2,350	2,672	6,513	7,904
Interest on nontaxable securities	365	374	365	357	330	1,104	964
Interest on deposits in other banks	104	108	120	148	144	332	469
Interest on federal funds sold	—	4	6	7	9	10	31

Total interest income	31,651	33,007	32,282	38,223	34,788	96,940	102,848

Interest expense
Interest on deposits	$3,005	$3,635	$4,084	$4,875	$6,431	$10,724	$20,631
Interest on other borrowings	408	491	471	580	555	1,370	1,461

Total interest expense	3,413	4,126	4,555	5,455	6,986	12,094	22,092

Net interest income	28,238	28,881	27,727	32,768	27,802	84,846	80,756
Provision for loan losses	6,540	7,225	12,882	9,019	7,552	26,647	23,710

Net interest income/(loss) after provision for loan losses	$21,698	$21,656	$14,845	$23,749	$20,250	$58,199	$57,046

Noninterest income
Service charges on deposit accounts	$5,121	$4,770	$4,386	$4,483	$4,666	$14,277	$13,598
Mortgage banking activity	3,740	3,006	1,475	1,209	930	8,221	1,533
Other service charges, commissions and fees	331	322	391	340	392	1,044	907
Gain(loss) on sale of securities	—	—	—	—	—	0	238
Gains from acquisitions	—	—	20,037	—	26,867	20,037	26,867
Other non-interest income	639	777	975	657	1,090	2,391	2,746

Total noninterest income	9,831	8,875	27,264	6,689	33,945	45,970	45,889

Noninterest expense
Salaries and employee benefits	13,766	12,125	11,446	10,688	10,252	37,337	29,293
Occupancy and equipment expenses	3,340	2,880	3,335	2,705	3,203	9,555	8,685
Data processing and telecommunications expenses	2,599	2,905	1,925	2,650	2,817	7,429	7,665
FDIC Insurance expense	1,079	1,067	1,067	1,078	1,096	3,213	3,459
Credit related expenses (1)	3,706	3,423	12,739	7,784	8,985	19,868	14,664
Advertising and marketing expenses	421	364	349	221	189	1,134	501
Amortization of intangible assets	364	412	220	220	277	996	782
Goodwill impairment	—	—	—	—	—	—	—
Other non-interest expenses	3,535	3,447	3,165	3,364	2,667	10,147	7,965

Total noninterest expense	28,810	26,623	34,246	28,710	29,486	89,679	73,014

Operating profit/(loss)	$2,719	$3,908	$7,863	$1,728	$24,709	$14,490	$29,921
Income tax (benefit)/expense	816	1,413	2,498	587	8,249	4,727	9,969

Net income/(loss)	$1,903	$2,495	$5,365	$1,141	$16,460	$9,763	$19,952

Preferred stock dividends	827	817	815	819	817	2,459	2,422

Net income/(loss) available to common shareholders	$1,076	$1,678	$4,550	$322	$15,643	$7,304	$17,530

Diluted earnings available to common shareholders	0.04	0.07	0.19	0.01	0.66	0.30	0.74

(1)	Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.
	2012	2012	2012	2011	2011
PERIOD-END BALANCE SHEET
Assets
Cash and due from banks	$57,289	$60,126	$64,963	$65,528	$55,761
Federal funds sold and interest bearing balances	66,872	111,251	194,172	229,042	170,349
Investment securities available for sale, at fair value	361,051	366,980	371,791	339,967	340,839
Other investments	7,003	7,884	10,967	9,878	11,089
Mortgage loans held for sale	29,021	19,659	14,863	11,563	8,867
Loans, net of unearned income	1,439,862	1,365,489	1,323,844	1,332,086	1,368,895
Covered loans	546,234	601,737	653,377	571,489	595,428
Less allowance for loan losses	25,901	26,198	28,689	35,156	35,238

Loans, net	1,960,195	1,941,028	1,948,532	1,868,419	1,929,085
Foreclosed assets	37,325	36,397	36,414	46,680	50,866
Covered foreclosed assets	88,895	83,467	85,803	78,617	81,907

Total foreclosed assets	126,220	119,864	122,217	125,297	132,773
Premises and equipment, net	75,609	75,192	72,755	73,124	71,848
Intangible assets, net	3,404	3,767	4,179	3,250	3,471
Goodwill	956	956	956	956	956
FDIC loss sharing receivable	198,440	203,801	220,016	242,394	239,719
Cash value of bank owned life insurance	50,087	—	—	—	—
Other assets	13,236	9,803	17,823	24,889	45,622

Total assets	$2,949,383	$2,920,311	$3,043,234	$2,994,307	$3,010,379

Liabilities
Deposits:
Noninterest-bearing	$464,503	$429,113	$444,707	$395,347	$354,434
Interest-bearing	2,115,614	2,115,559	2,220,653	2,196,219	2,274,458

Total deposits	2,580,117	2,544,672	2,665,360	2,591,566	2,628,892
Federal funds purchased & securities sold under agreements to repurchase	17,404	19,800	28,790	37,665	13,180
Other borrowings	—	3,810	3,810	20,000	21,000
Other liabilities	10,387	8,821	5,308	9,037	10,616
Subordinated deferrable interest debentures	42,269	42,269	42,269	42,269	42,269

Total liabilities	2,650,177	2,619,372	2,745,537	2,700,537	2,715,957

Stockholders’ equity
Preferred stock	$51,207	$51,044	$50,884	$50,727	$50,572
Common stock	25,155	25,155	25,150	25,087	25,079
Capital surplus	164,182	166,685	166,579	166,639	166,385
Retained earnings	62,156	61,081	59,403	54,852	54,530
Accumulated other comprehensive income/(loss)	7,337	7,805	6,512	7,296	8,687
Less treasury stock	(10,831)	(10,831)	(10,831)	(10,831)	(10,831)

Total stockholders’ equity	299,206	300,939	297,697	293,770	294,422

Total liabilities and stockholders’ equity	$2,949,383	$2,920,311	$3,043,234	$2,994,307	$3,010,379

Other Data
Earning Assets	2,443,040	2,465,116	2,558,047	2,484,147	2,484,378
Intangible Assets	4,360	4,723	5,135	4,206	4,427
Interest Bearing Liabilities	2,175,287	2,181,438	2,295,522	2,296,153	2,350,907
Average Assets	2,935,715	2,966,527	2,978,469	2,965,799	3,048,337
Average Common Stockholders' Equity	242,614	243,463	242,817	248,729	228,716

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2012	2012	2012	2011	2011	2012	2011
ASSET QUALITY INFORMATION (1)
Allowance for loan losses
Balance at beginning of period	$26,198	$28,689	$35,156	$35,238	$34,523	$35,156	$34,576
						—	—
Provision for loan loss (2)	5,690	6,070	12,600	8,243	7,544	24,360	22,098
Charge-offs	6,092	8,738	19,337	8,909	7,088	34,167	22,714
Recoveries	105	177	270	584	259	552	1,278

Net charge-offs (recoveries)	5,987	8,561	19,067	8,325	6,829	33,615	21,436
Ending balance	$25,901	$26,198	$28,689	$35,156	$35,238	$25,901	$35,238

As a percentage of loans	1.80%	1.92%	2.17%	2.64%	2.57%	1.80%	2.57%
As a percentage of nonperforming loans	67.76%	58.98%	54.90%	49.64%	59.66%	67.76%	59.66%
Net charge-off information
Charge-offs
Commercial, Financial and Agricultural	$235	$499	$155	$1,952	$614	$889	$3,855
Real Estate - Residential	2,268	2,251	2,123	1,758	1,697	6,642	3,641
Real Estate - Commercial and Farmland	715	4,520	12,964	829	2,962	18,199	7,851
Real Estate - Construction and Development	2,608	1,281	3,930	4,129	1,612	7,819	6,859
Consumer Installment	266	187	165	241	203	618	508
Other	—	—	—	—	—	—	—

Total charge-offs	6,092	8,738	19,337	8,909	7,088	34,167	22,714

Recoveries
Commercial, Financial and Agricultural	23	30	48	21	85	101	153
Real Estate - Residential	37	21	141	39	48	199	107
Real Estate - Commercial and Farmland	8	8	16	9	37	32	43
Real Estate - Construction and Development	4	2	17	494	44	23	873
Consumer Installment	33	116	48	21	45	197	102
Other	—	—	—	—	—	—	—

Total recoveries	105	177	270	584	259	552	1,278

Net charge-offs (recoveries)	$5,987	$8,561	$19,067	$8,325	$6,829	$33,615	$21,436

Non-accrual loans	38,225	44,421	52,258	70,823	59,067	38,225	59,067
Foreclosed assets	37,736	36,397	36,414	46,680	50,866	37,736	50,866
Accruing loans delinquent 90 days or more	—	1	—	—	20	—	20

Total non-performing assets	75,961	80,819	88,672	117,503	109,953	75,961	109,953

Non-performing assets as a percent of total assets	2.58%	2.77%	2.91%	3.92%	3.65%	2.58%	3.65%
Net charge offs as a percent of loans (Annualized)	1.65%	2.52%	5.79%	2.48%	1.98%	3.12%	2.09%

(1)	Asset quality information is presented net of covered assets where the Company's risk exposure is limited substantially by loss sharing agreements with the FDIC.
(2)	During 2011 and 2012, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company's Consolidated Statement of Operations.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Sept.	Jun.	Mar.	Dec.	Sept.
Loans by Type	2012	2012	2012	2011	2011
Commercial, financial & agricultural	$189,374	$174,903	$149,320	$142,960	$159,020
Real estate - construction & development	125,315	124,556	122,331	130,270	145,770
Real estate - commercial & farmland	713,240	675,404	658,054	672,765	677,048
Real estate - residential	343,332	332,124	328,053	330,727	331,236
Consumer installment	43,441	41,431	42,085	37,296	38,163
Other	25,160	17,071	24,001	18,068	17,658

Total Legacy (non-covered)	$1,439,862	$1,365,489	$1,323,844	$1,332,086	$1,368,895

Commercial, financial & agricultural	$37,167	$41,372	$43,157	$41,867	$49,859
Real estate - construction & development	73,356	83,991	93,430	77,077	82,933
Real estate - commercial & farmland	298,903	322,393	350,244	321,257	323,760
Real estate - residential	135,154	150,683	162,768	127,644	135,318
Consumer installment	1,654	3,298	3,778	3,644	3,558

Total Covered (at fair value)	$546,234	$601,737	$653,377	$571,489	$595,428

Total Loan Portfolio:
Commercial, financial & agricultural	$226,541	$216,275	$192,477	$184,827	$208,879
Real estate - construction & development	198,671	208,547	215,761	207,347	228,703
Real estate - commercial & farmland	1,012,143	997,797	1,008,298	994,022	1,000,808
Real estate - residential	478,486	482,807	490,821	458,371	466,554
Consumer installment	45,095	44,729	45,863	40,940	41,721
Other	25,160	17,071	24,001	18,068	17,658

Total Loans	$1,986,096	$1,967,226	$1,977,221	$1,903,575	$1,964,323

Troubled Debt Restructurings:
Accruing loan types:
Commercial, financial & agricultural	$804	$—	$—	$—	$—
Real estate - construction & development	1,481	1,205	1,305	1,774	1,697
Real estate - commercial & farmland	9,540	13,293	17,765	9,622	7,005
Real estate - residential	8,068	8,472	7,778	6,555	7,889

Total Accruing TDRs	$19,893	$22,970	$26,848	$17,951	$16,591

Non-accruing loan types:
Commercial, financial & agricultural	$—	$18	$—	$—	$—
Real estate - construction & development	—	1,124	1,626	2,122	1,426
Real estate - commercial & farmland	2,770	2,815	2,176	4,737	5,392
Real estate - residential	620	1,213	1,065	1,296	227

Total Non-accrual TDRs	$3,390	$5,170	$4,867	$8,155	$7,045

Total Troubled Debt Restructurings	$23,283	$28,140	$31,715	$26,106	$23,636

The following table presents the non-covered loan portfolio by risk grade:
Grade 10 - Prime credit	$34,809	$28,282	$26,454	$23,930	$23,461
Grade 15 - Good credit	244,466	251,157	256,854	261,489	193,881
Grade 20 - Satisfactory credit	592,282	540,562	495,252	485,364	550,748
Grade 23 - Performing, under-collateralized credit	30,176	30,131	29,631	29,730	30,538
Grade 25 - Minimum acceptable credit	427,599	397,984	387,133	386,365	425,142
Grade 30 - Other asset especially mentioned	35,478	36,307	42,329	41,584	52,760
Grade 40 - Substandard	74,606	80,824	85,666	102,947	91,857
Grade 50 - Doubtful	446	242	522	677	508
Grade 60 - Loss	—	—	3	—	—

Total	$1,439,862	$1,365,489	$1,323,844	$1,332,086	$1,368,895

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2012	2012	2012	2011	2011	2012	2011
AVERAGE BALANCES
Federal funds sold	$10	$17,665	$27,160	$29,108	$24,583	$14,977	$29,412
Interest bearing deposits in banks	125,775	128,008	157,223	203,031	161,447	137,139	215,086
Investment securities - taxable	316,967	324,879	309,592	293,821	286,807	317,590	265,691
Investment securities - nontaxable	47,819	46,049	46,520	44,255	40,388	46,800	39,117
Other investments	7,213	8,893	10,076	10,276	11,328	8,784	11,519
Loans	1,430,227	1,378,448	1,329,146	1,335,242	1,437,609	1,408,642	1,373,152
Covered loans	574,897	601,802	602,353	600,367	540,959	564,995	540,730

Total Earning Assets	$2,502,908	$2,505,744	$2,482,070	$2,516,100	$2,503,121	$2,498,927	$2,474,707

Noninterest bearing deposits	$452,019	$432,535	$405,112	$395,346	$337,603	$430,726	$326,942
NOW accounts	593,204	605,494	619,047	607,258	593,801	605,939	588,286
MMDA	631,231	616,449	598,956	597,088	583,552	615,827	564,407
Savings accounts	102,129	97,097	87,219	80,074	82,210	95,555	80,442
Retail CDs < $100,000	365,807	369,651	373,519	396,058	448,597	369,497	432,947
Retail CDs > $100,000	430,677	410,855	444,838	471,329	511,205	424,117	500,933
Brokered CDs	41,799	59,526	61,287	76,250	82,880	64,890	104,068

Total Deposits	2,616,866	2,591,607	2,589,978	2,623,403	2,639,848	2,606,551	2,598,025

FHLB advances	2,160	3,810	8,282	20,707	17,804	4,855	17,099
Subordinated debentures	42,269	42,269	42,269	42,269	42,269	42,269	42,269
Federal funds purchased and securities sold under agreements to repurchase	17,146	23,042	29,898	29,417	14,504	23,339	18,791
Other borrowings	—	—	—	—	—	—	—

Total Non-Deposit Funding	61,575	69,121	80,449	92,393	74,577	70,463	78,159

Total Funding	$2,678,441	$2,660,728	$2,670,427	$2,715,796	$2,714,425	$2,677,014	$2,676,184

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2012	2012	2012	2011	2011	2012	2011
INTEREST INCOME/EXPENSE
INTEREST INCOME
Federal funds sold	$—	$4	$6	$7	$9	$10	$31
Interest bearing deposits in banks	104	108	120	148	144	332	469
Investment securities - taxable	2,017	2,187	2,309	2,350	2,672	6,513	7,895
Investment securities - nontaxable (TE)	493	505	493	549	499	1,491	1,483
Loans (TE)	20,268	19,573	18,310	19,205	19,362	58,151	60,191
Covered loans	8,951	10,808	10,972	16,217	12,322	30,731	33,431

Total Earning Assets	$31,833	$33,185	$32,210	$38,476	$35,008	$97,228	$103,500

INTEREST EXPENSE
Non-interest bearing deposits	$—	$—	$—	$—	$—	$—	$—
NOW accounts	300	447	526	671	985	1,273	3,059
MMDA	625	808	841	930	1,466	2,274	4,294
Savings accounts	32	36	34	45	91	102	311
Retail CDs < $100,000	726	834	941	1,074	1,405	2,501	4,624
Retail CDs > $100,000	989	1,072	1,240	1,557	1,855	3,301	5,898
Brokered CDs	332	438	502	598	629	1,272	2,443

Total Deposits	3,004	3,635	4,084	4,875	6,431	10,723	20,629

FHLB advances	15	26	69	183	155	110	277
Subordinated debentures	363	427	361	363	375	1,151	1,048
Repurchase agreements	29	37	40	33	22	106	131
Correspondent bank line of credit and other	2	1	1	1	3	4	2

Total Non-Deposit Funding	409	491	471	580	555	1,371	1,458

Total Funding	$3,413	$4,126	$4,555	$5,455	$6,986	$12,094	$22,087

Net Interest Income (TE)	$28,420	$29,059	$27,655	$33,021	$28,022	$85,134	$81,413

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2012	2012	2012	2011	2011	2012	2011
YIELDS (1)
Federal funds sold	0.00%	0.09%	0.09%	0.10%	0.15%	0.09%	0.14%
Interest bearing deposits in banks	0.33%	0.34%	0.31%	0.29%	0.35%	0.32%	0.29%
Investment securities - taxable	2.53%	2.71%	3.00%	3.17%	3.70%	2.74%	3.97%
Investment securities - nontaxable	4.10%	4.41%	4.26%	4.92%	4.90%	4.25%	5.07%
Loans	5.64%	5.71%	5.54%	5.71%	5.34%	5.51%	5.86%
Covered loans	6.19%	7.22%	7.33%	10.72%	9.04%	7.27%	8.27%

Total Earning Assets (2)	5.06%	5.33%	5.22%	6.07%	5.55%	5.20%	5.59%
Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.20%	0.30%	0.34%	0.44%	0.66%	0.28%	0.70%
MMDA	0.39%	0.53%	0.56%	0.62%	1.00%	0.49%	1.02%
Savings accounts	0.12%	0.15%	0.16%	0.22%	0.44%	0.14%	0.52%
Retail CDs < $100,000	0.79%	0.91%	1.01%	1.08%	1.24%	0.90%	1.43%
Retail CDs > $100,000	0.91%	1.05%	1.12%	1.31%	1.44%	1.04%	1.57%
Brokered CDs	3.16%	2.96%	3.29%	3.11%	3.01%	2.62%	3.14%

Total Deposits	0.46%	0.56%	0.63%	0.74%	0.97%	0.55%	1.06%

FHLB advances	2.76%	2.74%	3.35%	3.51%	3.45%	3.03%	2.17%
Subordinated debentures	3.42%	4.06%	3.43%	3.41%	3.52%	3.64%	3.31%
Repurchase agreements	0.67%	0.65%	0.54%	0.45%	0.60%	0.61%	0.93%
Correspondent bank line of credit and other	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Non-Deposit Funding	2.64%	2.86%	2.35%	2.49%	2.95%	2.60%	2.49%

Total funding (3)	0.51%	0.62%	0.69%	0.80%	1.02%	0.60%	1.10%

Net interest spread	4.55%	4.70%	4.53%	5.27%	4.53%	4.59%	4.49%

Net interest margin (2)	4.52%	4.66%	4.48%	5.21%	4.44%	4.55%	4.40%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
Core Earnings Reconciliation	2012	2012	2012	2011	2011	2012	2011
Pre-tax operating profit/(loss)	$2,719	$3,908	$7,863	$1,728	$24,709	$14,490	$29,921
Plus: Credit Related Costs
Provision for loan losses	6,540	7,225	12,882	9,019	7,552	26,647	23,710
(Gains)/Losses on the sale of legacy OREO	983	813	7,252	4,533	5,906	9,048	8,822
Problem loan and OREO expense	2,724	2,610	5,487	3,251	3,079	10,821	8,134
Interest reversed (received) on non-accrual loans	160	144	187	410	452	491	203

Total Credit-Related Costs	10,407	10,792	25,808	17,213	16,989	47,007	40,869

Plus: Non-recurring conversion charges	—	—	—	306	611	—	—
Plus: Costs associated with capital raise	—	—	—	—	—	—	—
Less: Non-recurring gains						—
Gains related to FDIC acquisitions	—	—	(20,037)	—	(26,867)	(20,037)	(26,867)
Gains on sales of securities	—	—	—	—	—	—	(238)
Gains on sales of bank premises	—	—	—	(19)	(9)	—	(148)
Other non-recurring adjustments	602	—	—	(4,198)	—	602	(2,631)

Pretax, Pre-provision earnings	$13,728	$14,700	$13,634	$15,030	$15,433	$42,062	$40,906

As percentage of average assets, annualized	1.86%	1.99%	1.84%	2.01%	2.01%	1.91%	1.79%

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
Recurring Operating Expenses	2012	2012	2012	2011	2011	2012	2011
Total Operating Expenses	28,810	26,623	34,246	28,710	29,486	89,679	73,014
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	(983)	(813)	(7,252)	(4,533)	(5,906)	(9,048)	(8,822)
Gains/(Losses) on the sale of covered OREO	—	—	—	—	—	—	2,292
Problem loan and OREO expense	(2,724)	(2,610)	(5,487)	(3,251)	(3,079)	(10,821)	(8,134)
Costs associated with capital raise	—	—	—	—	—	—	—
Severance payments	—	(190)	(362)	(290)	—	(552)	—
Conversion expenses	—	(285)	—	(306)	(611)	(285)	—
(Gains)/Losses on the sale of premises	—	—	—	19	9	—	148
FDIC insurance expense	(1,079)	(1,067)	(1,067)	(1,078)	(1,096)	(3,213)	(3,459)

Recurring operating expenses	$24,024	$21,658	$20,078	$19,271	$18,803	$65,760	$55,039